Exhibit 99.1
Annual Shareholder Meeting
First Keystone Financial, Inc.
February 6, 2008
Presented by President and CEO Thomas M. Kelly
Thank you, Mr. Guthrie.
Before I discuss any specifics about the Company, and in regard to any forward-looking statements made today, our SEC counsel has advised that we present this statement that appears on the screen before you now, which provides certain protections to the Company as offered by current securities laws.
As most of you are aware, these are challenging times for the financial industry and therefore, for the Company as well. I am pleased, however, to report that there were several bright spots for the Company in fiscal 2007. These included successfully achieving our primary goal of addressing the issues identified by our primary regulator, the Office of Thrift Supervision, in the OTS supervisory agreements issued with the Company and its wholly owned subsidiary, First Keystone Bank, in fiscal 2006. The main mandates were to reduce criticized assets, improve administration and controls within the commercial loan department and reduce the Company’s debt-to-equity ratio. We have accomplished all three of these objectives. However, such success came with a cost: our 2007 earnings were negatively impacted by the costs associated with our achievement. We knew that to accomplish our objectives, we needed to curtail the origination of new commercial loans and to not renew some of the Bank’s higher risk or criticized assets. These strategic decisions adversely affected our earnings which were further exacerbated by the continuation of the flat yield curve.
However, last year’s goal — to restructure our commercial lending department rather than to grow assets — was a key decision if we were to focus the necessary resources to accomplish the task at hand. We believe that the Bank and the Holding Company are fully complying with terms of the supervisory agreements. It is with purpose and determination that we continually strive to remain in compliance with the agreements and to work to have the associated restrictions reduced or removed as soon as possible.
One of the key action items identified was the need for reorganization of the commercial lending department. In May 2007, the Bank hired a seasoned Chief Credit Officer whose expertise is in managing commercial loan portfolios within a community bank environment. Under his leadership, the commercial lending department has been reorganized to include the addition of experienced portfolio managers, credit analysts and administrative professionals. This has resulted in both improved integration and enhanced communication within the department and throughout the Bank. In addition, an increasingly more efficient and streamlined credit review process has been successfully implemented.
As a result, I am pleased to report that our goal of significantly reducing criticized and classified assets was achieved. From fiscal year end 2006 to fiscal year end 2007, criticized and classified assets decreased from approximately $19.9 million to $13.6 million, representing a 31.4% decrease. In the first quarter of fiscal 2008, we have thus far experienced an additional decrease of $3.6 million, representing a further decrease of 26.3% from fiscal 2007 year-end.
In June of fiscal year 2007, the Company also significantly reduced its debt to equity ratio by using the net proceeds of the private placement offering of 400,000 shares of the Company’s common stock conducted in December 2006 to redeem approximately $6.2 million of its outstanding floating-rate junior subordinated debentures, thereby reducing the Company’s debt-to-equity ratio to well below 50% and improving earnings.
With that being said, how have earnings been impacted?
As I discussed earlier, the Company’s earnings in fiscal 2007 were impacted, in part, by the additional expenses and self-imposed loan production curtailment, in order to address the issues identified in the supervisory agreements. As you can see from the chart next to me, our performance in this area over the past three years has not been consistent with the growth pattern you, our shareholders, and the management of the Bank would like to see.
At this time, I would be remiss if I did not also address the stock performance of our Company. The financial industry as a whole is currently out of favor with investment markets, and like many of our banking peers, our Company’s stock price has suffered. First Keystone is not immune to today’s economic trends and all of us, as shareholders, are experiencing disappointment in this regard. Although there is little we can do to impact the overall financial sector or the Company’s low volume of share trading, we can and will address our earnings.

Based on the results of first quarter fiscal 2008 (which were just recently released), as you can see from this quarterly chart, we are now beginning to see evidence that our approach is having a positive impact on our earnings. I am pleased to report that we have reduced our operating expenses while concurrently improving our credit quality. Another important point that I would like to emphasize is that unlike many of our financial competitors who are now substantially increasing their allowance for loan loss, First Keystone’s provision is already at an adequate level. In addition, we are not and will not enter the subprime mortgage market.
Going forward, we have a clear plan for improving earnings. Now that the bulk of our efforts and energy to satisfy the requirements of the supervisory agreements has been made and we have improved controls and underwriting standards in place, our focus will return to expanding our commercial lending activity. This will be accomplished, in part, by expanding the Bank’s sales force with additional commercial lenders and business development officers in the second half of fiscal 2008. Secondly, we will increase non-interest income by strategically focusing on the local marketplace - in particular, existing customers with whom we see ample opportunity to grow the Bank’s relationship. These opportunities include both offering product and fee income enhancements as well as making our customers more aware of the services our insurance affiliate provides. I will review this in more detail when outlining the Company’s strategy to increase non-interest income.
Let Me Take A Few Minutes to Discuss How Recent Product Enhancements Will Help Accomplish Our Goals.
Let me start by reviewing Remote Deposit, which was successfully launched during fiscal 2007. The Bank’s version of Remote Deposit is known as Commercial Capture Xpress© and enables businesses to scan their received checks and electronically submit them for processing without ever leaving the office. As both a retention and acquisition tool, Capture Xpress gives us the ability to attract deposit customers who are outside of our ‘standard’ geographic region, thereby penetrating previously unreachable markets. For a community bank of our size, this is a competitive advantage in our business development efforts.
The Bank continues to educate more business clients about the advantages of using its Cash Management product to manage assets more efficiently and effectively. Clients quickly recognize the importance of online real-time transaction processing, which benefits both the client and the Bank. This enhanced capability is a great financial tool which many of our competitors cannot even offer to their customers. And through heightened focus on this area of business development, in fiscal 2007 the Bank experienced an 11.8% increase in cash management users from the prior fiscal year.
On the retail side, system enhancements have also been made which directly improve the customers’ choices of data access. These include the ability to manage the electronic bill pay process through access to multiple accounts, which gives our customers greater control and convenience over the distribution of their assets. We have also made this service available to our business customers, and it has been very well received. In addition, both business and retail customers can now access check images and bill presentment online. Customers will shortly have electronic access to their statements as well. These enhancements allow our customers to truly bank whenever, wherever and however it’s convenient for them.
In addition, we have less competition from mortgage brokers due to consolidation within the industry, which presents new opportunities for the Bank. With the large mortgage banking companies having focus elsewhere, we believe that community banks will have more opportunities in the residential lending arena. This includes offering jumbo loans to credit worthy applicants and the ability to increase fee income by selling loans in the secondary market.
To continue to maintain our competitive advantage in the residential lending marketplace and reap the benefits of higher yielding assets, at the end of fiscal 2007 we introduced a 20-year fixed- rate home equity loan product. We are focusing on this product in our current home equity campaign. Customer awareness will be created throughout the year by the use of both electronic and print media.
How do we plan to acquire more lower cost deposits?
As I indicated earlier, the integration of our business development team, and by that I mean both on the deposit and the loan side, as well as the integration of our insurance affiliate’s sales team, to act as one unified team, we have begun to open more business doors and create more opportunities. This synergy is a key ingredient to our future success.

Our plan is to start by focusing on expanding our relationship with existing customers. As you can see from the map currently being displayed, 46% of the Bank’s commercial loan customers do not have DDA accounts.
On the reverse side, this next map shows that 78% of our existing business checking account customers do not have lending relationships with the Bank. Thus far, the Bank’s integrated business development efforts have resulted in a 6.8% increase in non-interest bearing deposits from 9/30/06 to 9/30/07. Going forward, this represents an even richer opportunity for deepening and retaining current business customer relationships and increasing the number of lower-costing deposits. It also creates an excellent source of leads for our insurance affiliate.
How will this initiative help us increase non-interest income?
Building on the team concept I just described, our strategy to align our efforts more closely with First Keystone Insurance Services is a natural extension of our efforts to deepen and solidify the Bank/customer relationship. By identifying retail customers whose financial needs may be more suitably met with insurance or investment products, the Bank is taking a proactive approach to help our customers be more aware of their investment options. This will enable us to reduce our dependence on higher cost single-service time deposits by offering higher yielding non-traditional banking alternatives, thereby generating fee income.
How does the Company plan to increase franchise value going forward?
In keeping with our strategy to continue to open new branches in order to expand into additional markets and/or fill in gaps in our branch footprint, we have been actively looking at various sites throughout western Delaware County and southern Chester County. Current plans call for a lease to be entered into by the end of fiscal 2008, with a new branch opening in the latter part of fiscal 2009. Of course, any branch expansion requires significant due diligence regarding our ability to increase our market share and the expected return on investment, as well as supervisory approval.

What controls are in place to ensure the Bank’s initiatives will be carried out in a timely manner?
In fiscal 2007, enhanced accountability and communication at all levels of the organization was identified as a primary goal to ensure the Bank’s initiatives will be implemented in a timely manner. It is our belief that ‘transparent leadership’ engages and motivates employees to contribute at their highest level. Our goals and objectives are clear and are shared with every employee. Periodic reporting to better track critical benchmarks and measurements is being required by all business units for the senior leadership team’s regular review. In turn, such review identifies action items which are shared throughout the organization.
Along these lines, we have created an Efficiency Team made up of various departments and responsibility levels within the organization. This Team has been charged with reviewing both internal and external processes and systems to look for opportunities to improve and streamline workflows. This team’s efforts will also enable the Bank to identify the optimal methods for growing its customer base without increasing incremental costs. We have already begun to implement this program with our Loan Servicing Department.
In conclusion, our team is determined to have the supervisory agreements removed by maintaining full compliance with the requirements of such agreements. In addition, we are equally focused on increasing earnings and growing transaction accounts.
Finally, all of these measures will be done in such a way that our long-standing reputation as a community-focused, socially-conscious independent bank remains intact. We will continue to contribute to and sponsor worthy organizations and events, while evaluating every opportunity to trim costs and maximize benefits from each dollar spent.
Plans fail because they have no direction. There have been many analogies between business and sailing. It has been said, ‘when a sailor does not know what harbor he is sailing toward, no wind is the right wind.” Although we are not sailors, we know where we want to be. We have a solid plan and a clear directional heading. Regardless of the economy, we will remain focused. And we intend to succeed. In the process, we are creating a stronger and more vibrant organization.
Thank you Mr. Chairman, members of the Board of Directors, fellow shareholders and employees, for your time today, and the confidence you have placed in me and my team throughout the year.

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